UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

FOLEY TRASIMENE ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-39456	85-1961020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Village Center Circle Las Vegas, NV	89134
(Address of principal executive offices)	(Zip Code)

(702) 323-7330

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one Warrant	BFT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	BFT	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	BFT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 (the “Proxy Statement”) by Foley Trasimene Acquisition Corp. II (“FTAC”) in the Section entitled “Frequently Used Terms” beginning on page 3 thereof, and such definitions are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 25, 2021, FTAC held the Special Meeting. At the close of business on February 17, 2021, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 183,379,181 shares of FTAC’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 110,398,200 shares of FTAC’s common stock were represented by proxy, constituting a quorum and more than a majority of the shares of FTAC’s common stock entitled to vote at the Special Meeting. At the Special Meeting, FTAC’s stockholders considered the following proposals:

Proposal No. 1. A proposal to approve the Business Combination, including (a) adopting the Merger Agreement, (b) the issuance of shares of FTAC’s Class C common stock in exchange for the warrants held by the Founder and (c) approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement. The following is a tabulation of the votes with respect to this proposal, which was approved by FTAC’s stockholders:

For	Against	Abstain
109,389,165	96,805	912,230

Prior to the Special Meeting, holders of 98,846 public shares of FTAC’s Class A common stock properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from FTAC’s initial public offering, or approximately $10.00 per share and $988,460 in the aggregate.

Proposal No. 2. A proposal to approve and adopt the third amended and restated certificate of incorporation of FTAC. The following is a tabulation of the votes with respect to this proposal, which was approved by FTAC’s stockholders:

For	Against	Abstain
109,239,464	112,502	1,046,234

Proposal No. 3. A proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the amended and restated bye-laws of Paysafe Limited, presented separately in accordance with the SEC requirements. The following is a tabulation of the votes with respect to this proposal, which was approved by FTAC’s stockholders:

For	Against	Abstain
94,032,436	15,212,240	1,153,524

Proposal No. 4. A proposal to approve and adopt the Paysafe Limited 2021 Omnibus Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder. The following is a tabulation of the votes with respect to this proposal, which was approved by FTAC’s stockholders:

For	Against	Abstain
90,879,397	18,290,492	1,228,311

Proposal No. 5. Because Proposals Nos. 1, 2, 3 and 4 were approved by the requisite number of shares of FTAC’s common stock, as described above, the vote on Proposal No. 5, the Adjournment Proposal, was not called.

Item 8.01.Other Events.

On March 25, 2021, the parties issued a joint press release announcing the results of the Special Meeting, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 8.01, including the text of the press releases attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Foley Trasimene Acquisition Corp. II, dated March 25, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2021

Foley Trasimene Acquisition Corp. II

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary